Exhibit 3.2

IOWA TELECOMMUNICATIONS SERVICES, INC.

AMENDED AND RESTATED BYLAWS

November 15, 2004

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3.9.	President	7
3.10.	Chief Financial Officer	7
3.11.	Vice Presidents	8
3.12.	Chief Operating Officer	8
3.13.	Treasurer	8
3.14.	Assistant Treasurers	8
3.15.	Controller	8
3.16.	Secretary	8
3.17.	Assistant Secretaries	9

Article 4. Capital Stock		9
4.1.	Certificates	9
4.2.	Registration; Registered Owners	9
4.3.	Transfer of Shares	9
4.4.	Lost, Stolen, Destroyed or Mutilated Certificates	10

Article 5. General Provisions		10
5.1.	Seal	10
5.2.	Fiscal Year	10
5.3.	Voting Securities of Other Organizations	10
5.4.	Dividends	10

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BYLAWS

OF

IOWA TELECOMMUNICATIONS SERVICES, INC.

Adopted by the Board of Directors on November 15, 2004

Article 1. Shareholder Meetings

1.1. Place of Meetings. Meetings of the shareholders shall be held at such place, either within or without the State of Iowa, as the board of directors shall determine.

1.2. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

1.3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may only be called by the board of directors, the chairman of the corporation’s board of directors, if any, or the corporation’s president, or by the holders of at least 50% of the shares entitled to vote on any issue proposed to be considered at such special meeting. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4. Notice of Meetings. Notice of the place, if any, date and time of any shareholders’ meeting shall be given to each shareholder entitled to vote. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the Iowa Business Corporation Act, notice shall be given at least 10 days but not more than 60 days before the date of the meeting. Notice to any shareholder must be in writing (including electronic transmission) and may be transmitted in person, by mail or other means of delivery permitted by the Iowa Business Corporation Act, by telephone, voicemail or other electronic means permitted by the Iowa Business Corporation Act, or other methods permitted by the Act. If mailed, notice shall be deemed effective when mailed with postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders. If transmitted by any other permissible means, notice shall be effective at such time specified in the Iowa Business Corporation Act. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit. Notice need not be given to the extent specified in Section 1606 of the Iowa Business Corporation Act.

1.5. Quorum. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter by a voting group at a meeting constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.6. Adjournment of Meetings. The chairperson of the meeting may adjourn any meeting of shareholders from time to time. At any adjourned meeting the shareholders may transact any business that they might have transacted at the original meeting. Notice of an adjourned meeting need not be given if the date, time and place, if any, are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if a new record date for the adjourned meeting is or, in accordance with the Iowa Business Corporation Act, must be fixed.

1.7. Shareholders’ List. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders on the record date who are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The list shall be available for inspection by any shareholder, the shareholder’s agent or the shareholder’s attorney, during regular business hours and at such shareholder’s expense, at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning two business days after notice of the meeting is given and continuing through the meeting.

1.8. Vote Required. Each shareholder of record entitled to vote on a particular matter presented at the meetings for a vote shall be entitled to one vote for each full share and to a proportionate vote for any fractional share of voting stock standing in its name on the books of the corporation on the date for determination of shareholders entitled to vote at such meeting. Subject to provisions of the Iowa Business Corporation Act requiring a higher level of votes to take certain specified actions and to any terms of the corporation’s articles of incorporation or these bylaws that set special voting requirements, action on all matters other than the election of directors is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action. The shareholders shall elect directors by a plurality of the voting power of the shares present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.9. Voting by Proxy or Representative. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy signed by the shareholder or by the shareholder’s duly authorized attorney-in-fact or agent or by electronic transmission as authorized by the board of directors. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment form. Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee or another corporation may be voted as provided by law.

1.10. Chairperson; Secretary. The following people shall preside over any meeting of the shareholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the shareholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.11. Rules of Conduct. The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to shareholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the shareholders need not be held in accordance with the rules of parliamentary procedure. One or more inspectors of election may (or, if required, shall) be appointed as provided in the Iowa Business Corporation Act.

1.12. Record Date. If the corporation proposes to take any action for which the Iowa Business Corporation Act would permit it to set a record date, the board of directors may set such a record date as provided under the Iowa Business Corporation Act.

1.13. Notice of Nominations and Other Shareholder Business.

(a) Nomination of Directors. Subject to the rights of holders of any of the corporation’s preferred stock, nominations for the election of directors may be made by the Board of Directors, a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. Any such nomination by a shareholder must be in writing and received by the secretary of the corporation within the time period prescribed in paragraph (c). Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and, if known, the residential address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of the corporation which are owned beneficially and of record by such person, (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (E) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class, series and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting, and (D) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act, and the rules and regulations promulgated thereunder. Any notice that complies with this paragraph and that is timely received by the secretary shall be delivered to the corporation’s nominating committee for review. Any notice that does not comply with this paragraph or is not timely shall be disregarded. After review, the nominating committee will forward a list of directors nominated which shall include any director nominated by a shareholder in accordance with this paragraph, and shall make a recommendation to the board of directors regarding election of directors.

(b) Proposal of Other Business. For business other than nomination of a person as director to be brought before an annual meeting by a shareholder, the shareholder must have given notice thereof in writing to the secretary of the corporation within the time period specified in paragraph (c) and such business must otherwise be a proper matter for shareholder action. Such shareholder’s notice shall set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class, series and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to bring the business proposed in the notice before the meeting, and (D) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder. Any notice that complies with this paragraph and that is timely received by the secretary shall be delivered to the corporation’s board of directors or an appropriate committee thereof. Any notice that does not comply with this paragraph or is not timely shall be disregarded.

(c) Time for Notices. To be timely under paragraph (a) or (b), a shareholder’s notice shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the corporation’s proxy statement in connection with its last annual meeting of shareholders, provided that, to be timely under paragraph (a) or (b) with respect to the 2005 annual meeting of shareholders, a shareholder’s notice shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on December 31, 2004.

(d) Additional Requirements. Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the right of the board of directors to exclude shareholder proposals from, the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Article 2. Directors

2.1. Number and Qualifications. The board of directors shall consist of that number of persons determined according to the articles of incorporation. Directors need not be shareholders or residents of the State of Iowa.

2.2. Term of Office. Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

2.3. Resignation. A director may resign at any time by delivering written notice to the board of directors, its chairperson, or the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.4. Removal. At a meeting of shareholders called expressly for that purpose, the entire board of directors, or any member thereof, may be removed from office at any time as provided in the articles of incorporation.

2.5. Vacancies. Any vacancy in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by the sole remaining director as provided in the Articles of Incorporation.

2.6. Regular Meetings. Regular meetings of the board of directors may be held without notice at the principal place of business of the corporation or at such other place, either within or without the state of Iowa, as the board of directors may from time to time designate.

2.7. Special Meetings. Special meetings of the board of directors may be called at any time by the chairperson of the board of directors, the chief executive officer, the president or a majority of the board of directors then in office. Notice of any special meeting shall be given to each director at least two days in advance of the meeting. The notice shall state the date, time and place of the meeting, but the purpose of the meeting need not be specified.

2.8. Notice. Any time it is necessary to give notice of a board of directors’ meeting, notice to any director must be in writing (including electronic transmission) and may be transmitted in person, by mail or other means of delivery permitted by the Iowa Business Corporation Act, by telephone, voicemail or other electronic means permitted by the Iowa Business Corporation Act, or other methods permitted by the Act. If mailed, notice shall be deemed effective when mailed with postage prepaid and correctly addressed to the director’s address shown in the corporation’s current records. If transmitted by any other permissible means, notice shall be effective at such time specified in the Iowa Business Corporation Act.

2.9. Waiver of Notice. A director may waive any notice before or after the time stated for the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting also waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.10. Quorum. A majority of the number of directors shall constitute a quorum.

2.11. Vote Required. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors, except as otherwise required by the articles of incorporation or these bylaws.

2.12. Use of Communications Equipment. Directors may participate in meetings of the board of directors by any means of communication by which all directors participating can hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

2.13. Action Without a Meeting. Any action required or permitted by law to be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing. The written consents must be delivered to the corporation for inclusion in the minutes or filing with the corporation’s records.

2.14. Compensation. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the board of directors. The board of directors shall from time to time determine the amount and type of compensation, if any, to be paid to directors for their service on the board of directors and its committees.

2.15. Committees. The board of directors shall designate an audit committee, a compensation committee and a nominating and corporate governance committee, and may designate one or more other committees. Each committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Iowa Business Corporation Act, exercise the authority of the board of directors. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

2.16. Chairperson and Vice Chairperson. The board of directors may, but need not, elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the shareholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

Article 3. Officers

3.1. Offices Created; Qualifications; Election. The corporation shall have a chief executive officer, a president, a chief financial officer, a secretary and such other officers, if any, as the board of directors from time to time may appoint. The same person may hold any two or more offices. The board of directors may elect officers at any time.

3.2. Term of Office. Each officer shall hold office until his or her successor is elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3. Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

3.4. Resignation. An officer may resign at any time by delivering written notice to the corporation. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later date.

3.5. Vacancies. A vacancy in any office may be filled by the board of directors.

3.6. Compensation. The Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer and each Vice-President shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors. Other officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors or by an officer designated by the board of directors.

3.7. Duties. Unless otherwise specified by the board of directors, each officer has the authority and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) to the extent consistent with these bylaws, set forth in the resolution of the board of directors appointing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) to the extent consistent with these bylaws, set forth by an officer authorized by the board of directors to prescribe the duties of other officers.

3.8. Chief Executive Officer. The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a president, the chief executive officer shall also be the president.

3.9. President. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a chief executive officer, the president shall also be the chief executive officer. If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10. Chief Financial Officer. The chief financial officer shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the chief executive officer may assign.

3.11. Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.12. Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13. Treasurer. The treasurer, if any, shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations. The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request. If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer. If the board of directors has not elected a controller, the treasurer shall be the controller.

3.14. Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurer, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15. Controller. The controller, if any, shall be the chief accounting officer of the corporation and shall be in charge of its books of account, accounting records and accounting procedures.

3.16. Secretary. The secretary shall, to the extent practicable, attend all meetings of the shareholders and the board of directors. The secretary shall prepare minutes of the directors’ and shareholders’ meetings and keep all such minutes, including all actions by written consent, in a book or series of books to be kept for that purpose. The secretary shall perform like duties for any committee of the board of directors if the committee so requests. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors. Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the share and transfer records of the corporation. The secretary shall have responsibility for maintaining and authenticating records of the corporation and shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.17. Assistant Secretaries. The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article 4. Capital Stock

4.1. Certificates. The corporation’s shares may but need not be represented by certificates. The rights and obligations of shareholders are identical whether or not their shares are represented by certificates. Share certificates (A) shall be numbered in the order of their issue, (B) shall be signed by or in the name of the corporation by (i) the chief executive officer, president or a vice president and (ii) the chief financial officer, treasurer, an assistant treasurer, the secretary or an assistant secretary, or by such other two officers as the board of directors may designate, and (C) may, but need not, be imprinted with the manual or facsimile seal of the corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of issue. Each certificate that is subject to any restriction on the transfer or registration of transfer of shares shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. If the corporation is authorized to issue different classes of shares or different series within a class, each certificate shall have on its face or back a statement that the corporation will furnish without charge to each shareholder who so requests the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the board of directors to determine variations for future series.

4.2. Registration; Registered Owners. The name of each person owning shares shall be entered on the books of the corporation together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the date of issue of each certificate. The corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes regardless of any transfer, pledge or other disposition until the shares have been properly transferred on the books of the corporation.

4.3. Transfer of Shares. Registration of transfers of shares shall be made only upon the share transfer records of the corporation, which records shall be kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The board of directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein. Certificated shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No certificated shares shall be transferred on the records of the corporation until the outstanding certificates therefor have been surrendered to the corporation or to its transfer agent or registrar. Uncertificated shares shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder. The board of directors may make further rules and regulations concerning the transfer and registration of shares.

4.4. Lost, Stolen, Destroyed or Mutilated Certificates. The corporation may issue a new share certificate in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

Article 5. General Provisions

5.1. Seal. The corporation shall have a seal, in such form and bearing such description as the board of directors shall determine from time to time.

5.2. Fiscal Year. The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the board of directors.

5.3. Voting Securities of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the president may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the shareholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

5.4. Dividends. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the articles of incorporation.